Exhibit 10.32

OCEANEERING INTERNATIONAL, INC.
CHANGE OF CONTROL PLAN
(Effective as of November 14, 2018)
ARTICLE I
GENERAL
The provisions of this Plan shall be effective as of November 14, 2018 and shall remain in effect, subject to the right of the Board or the Committee to amend or terminate this Plan at any time pursuant to Section 6.5. The rights, if any, of any person hereunder shall be determined pursuant to this Plan as in effect on the date such person ceases to be an employee of the Company, unless a subsequently adopted provision of this Plan is applicable to such person in accordance with the provisions of Section 6.5.
ARTICLE II
DEFINITIONS AND USAGE
2.1    Definitions. Wherever used in this Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:
(a)    “Base Salary” means, with respect to a Participant, such Participant’s highest annual salary or annualized wages, as applicable, in effect during the Effective Period (or such portion thereof during which the Participant was employed by the Company).
(b)    “Benefit Plans” means, with respect to a Participant, the Fiscal Year Bonus Plan, the SERP, any thrift plan, bonus or incentive plan, stock option or stock accumulation plan, pension plan or medical, disability, accident or life insurance plan, program or policy of the Company that is intended to benefit its employees who are similarly situated to such Participant, as applicable.
(c)    “Board” means the Board of Directors of Oceaneering.
(d)    “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
(e)    “COBRA Multiple” means (i) “24” for a Tier 1 Participant, (ii) “12” for a Tier 2 Participant; and (iii) “6” for a Tier 3 Participant. No COBRA Multiple is provided under this Plan for a Tier 4 Participant.
(f)    “COBRA Premium” means the monthly premium for COBRA continuation coverage under Section 4980B of the Code for the Company’s medical, dental and vision plans in which a Participant was entitled to participate immediately prior to the Participant’s Termination Date (or, if no such coverage is offered by the Company to similarly situation employees as of his or her Termination Date, then such monthly COBRA premium in effect immediately prior to the Change of Control Effective Date).
(g)    “Cause” means, with respect to a Participant, Oceaneering’s determination that such Participant:
(i)    has committed a material breach of any of his or her obligations under any written agreement with the Company;

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(ii)    has committed a material violation of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to employees at his or her grade level, in each case, as they may be amended from time to time in the Company’s discretion;
(iii)    has failed to perform, in any material respect, his or her duties or responsibilities to the Company (other than as a result of physical or mental illness or injury);
(iv)    has committed fraud, theft, embezzlement or misappropriation of funds or other assets of the Company; or
(v)    has been convicted of, entered a plea of guilty or no-contest to, or received adjudicated probation or deferred adjudication in connection with, a crime involving fraud, dishonesty or moral turpitude or any felony (or crime of similar import outside the United States);
provided, however, that, if the Participant is a party to an employment agreement with the Company or its affiliate (an “Employment Agreement”) at the time of his or her termination of employment with the Company and such Employment Agreement contains a different definition of “cause” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Agreement.
(h)    “Change of Control” shall have the meaning given such term under the Second Amended and Restated 2010 Incentive Plan of Oceaneering International, Inc., as the same may be amended from time to time to, but not on or after, the Change of Control Effective Date; provided, however, that, if the stockholders of Oceaneering shall have adopted or approved one or more other long-term incentive plans subsequent to the effective date of this Plan (as provided above) and prior to, but not on or after, the Change of Control Effective Date, the term “Change of Control” shall have the meaning given such term in the most recent such subsequently adopted or approved long-term incentive plan which defines such term. Notwithstanding the foregoing, in order for any event or circumstance to constitute a Change of Control under this Plan, such event or circumstance must be an event or circumstance described in Section 409A(a)(2)(A)(v) of the Code or the related Treasury Regulations.
(i)    “Change of Control Effective Date” means the first date as of which a Change of Control shall have occurred.
(j)    “Code” means the Internal Revenue Code of 1986, as amended.
(k)    “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board, from time to time, to administer this Plan.
(l)    “Company” means Oceaneering and its Subsidiaries.
(m)    “Disability” means, with respect to any Participant, such Participant’s continuing full-time absence from his or her duties with the Company for 90 days or longer as a result of physical or mental incapacity, which absence is anticipated to extend for 90 additional days or longer, with such need for absence and the anticipated duration to be determined solely by a medical physician

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of such Participant’s choice who is approved by Oceaneering, which approval shall not be unreasonably withheld.
(n)    “Effective Period” means the period beginning on the Effective Period Commencement Date and ending on the Effective Period Conclusion Date.
(o)    “Effective Period Commencement Date” means the date that is 180 days prior to the Change of Control Effective Date.
(p)    “Effective Period Conclusion Date” means the second anniversary of the Change of Control Effective Date.
(q)    “Eligible Employee” means an Employee who is either (i) a Senior Officer in the case of a Tier 1 Participant or Tier 2 Participant, (ii) an Officer in the case of a Tier 3 Participant or (iii) a Key Employee in the case of a Tier 4 Participant; provided, however that any Employee who has an individual agreement with the Company at any time providing for change‑of‑control benefits (other than one or more award agreements under one or more long-term incentive plans) shall not be an Eligible Employee (or a Participant).
(r)    “Employee” means an individual who is an employee of the Company.
(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)    “Fiscal Year Bonus Plan” means for each year, Oceaneering’s fiscal year bonus plan, or any other plan adopted by the Board or the Committee which provides for the payment of additional incentive compensation or equity consideration on an annual basis to Senior Officers contingent upon Oceaneering’s performance, including stock performance or results of operations for that specific year.
(u)    “Good Reason” means, with respect to any Participant, any of the following:
(i)    a material reduction in the authority, duties or responsibilities of such Participant from those applicable to such Participant immediately prior to the Change of Control Effective Date, except as a result of such Participant’s death or due to Disability;
(ii)    a material reduction by the Company in such Participant’s annual base salary or annualized wages, as applicable, SERP (or equivalent), annual bonus opportunity or aggregate long-term incentive compensation in effect immediately prior to the Change of Control Effective Date and as may subsequently be increased thereafter;
(iii)    (A) the failure by the Company to continue in effect any Benefit Plans in which such Participant was participating immediately prior to the Change of Control Effective Date, other than as a result of the expiration or an amendment of any such Benefit Plan in accordance with its terms, or (B) the taking of any action, or failure to act, by the Company which would materially reduce such Participant’s benefits under any of the Benefit Plans in which such Participant was participating or deprive such Participant of any material benefit, including a severance plan benefit, enjoyed by such Participant, immediately prior to the Change of Control Effective Date (except as proposed by such Participant to the Company);

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(iv)    the relocation of the principal place of such Participant’s employment as of the Change of Control Effective Date to a location at least 50 miles further from such Participant’s principal residence without such Participant’s express written consent, unless such relocation is agreed to in writing by the Participant, provided, however, that a relocation scheduled and communicated in writing by the Company to the Participant prior to the Change of Control Effective Date shall not constitute Good Reason under this Clause (iv); or
(v)    the failure by Oceaneering upon a Change of Control to obtain the assumption of this Plan by any Successor (other than by operation of law);
provided, however, that no later than 30 days after learning of the action (or inaction) described herein as the basis for a termination of employment for Good Reason, a Participant shall advise Oceaneering in writing that the action (or inaction) constitutes grounds for a termination of his or her employment for Good Reason, in which event Oceaneering shall have 30 days (the “Cure Period”) to correct such action (or inaction). If such action (or inaction) is not corrected prior to the end of the Cure Period, then the affected Participant may terminate his or her employment with the Company for Good Reason within the 30-day period following the end of the Cure Period by giving written notice to Oceaneering. If such action (or inaction) is corrected before the end of the Cure Period, then the affected Participant shall not be entitled to terminate his or her employment for Good Reason as a result of such action (or inaction); provided, further, that if the Participant is a party to an Employment Agreement at the time of his or her termination of employment with the Company and such Employment Agreement contains a different definition of “good reason” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Agreement.
(v)    “Key Employee” means an Employee, other than an Officer, whose participation in this Plan (i) has been proposed in writing by the Chief Executive Officer to the Committee on the basis that such Employee’s continued employment, engagement and focus are essential to the Company’s performance, including during the pendency of any proposed Change of Control transaction, and (ii) approved by the Committee.
(w)    “Oceaneering” means Oceaneering International, Inc., a Delaware corporation.
(x)    “Officer” means an officer of Oceaneering elected or appointed from time to time pursuant to the Amended and Restated Bylaws of Oceaneering, as the same may be amended from time to time.
(y)    “Participant” means an Eligible Employee who satisfies the participation requirements in Article III of this Plan. For the avoidance of doubt, an individual must be a Participant as of the individual’s Termination Date in order to be eligible for the Severance Benefits under this Plan.
(z)    “Participation Agreement” means a written or electronic document, in the form and manner prescribed by the Committee, executed by an Officer or Key Employee, pursuant to which such Officer or Key Employee (i) acknowledges he or she has been designated to be a Participant and agrees to the terms and conditions of this Plan and (ii) accepts and acknowledges that he or she is subject to the restrictive covenants set forth in Article V of this Plan.

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(aa)    “Person” means any individual, corporation, partnership, group (as such term is used in Rule 13d‑5 under the Exchange Act), association or other person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the related rules and regulations promulgated thereunder); provided, however, that, as used in the definition of “Change of Control” and “Change of Control Effective Date,” the term “Person” shall not be deemed to refer to Oceaneering, any wholly owned Subsidiary or any Benefit Plans sponsored by Oceaneering or any such Subsidiary.
(bb)    “Plan” means this Oceaneering International, Inc. Change of Control Plan, as amended from time to time.
(cc)    “Senior Officer” means an Officer who has been designated by the Board as an executive officer of Oceaneering, including any Senior Vice President, the President and the Chief Executive Officer of Oceaneering.
(dd)    “SERP” means Oceaneering’s Supplemental Executive Retirement Plan, as the same may be amended or modified to, but not on or after, the Change of Control Effective Date.
(ee)    “Severance Benefits” has the meaning ascribed thereto in Section 4.3.
(ff)    “Severance Multiple” is (i) “3” for a Tier 1 Participant, (ii) “2” for a Tier 2 Participant; and (iii) “1.5” for a Tier 3 Participant or (iv) “1” for a Tier 4 Participant.
(gg)    “Severance Payment” has the meaning ascribed thereto in Section 4.3(a).
(hh)    “Severance Period” means 12 months.
(ii)    “Subsidiary” means (i) in the case of a corporation, any corporation of which Oceaneering directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which Oceaneering directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
(jj)    “Target Bonus” means, with respect to a Participant, such Participant’s target annual bonus opportunity under the Fiscal Year Bonus Plan for the year in which such Participant’s Termination Date occurs, or if no such target opportunity has been established for such year, such Participant’s most recent target annual bonus opportunity.
(kk)    “Termination Date” means, with respect to a Participant, the date such Participant’s employment with the Company terminates, which date is the final date of such Participant’s employment with the Company; provided, however, that such termination is a “Separation from Service” (within the meaning of Code Section 409A and Treasury Regulation § 1.409A-1(h)(3) (or any successor regulations or guidance thereto)).
(ll)    “Tier 1 Participant” means a Participant who is a Senior Officer holding the position of Chief Executive Officer or President, or other Senior Officer designated as a Tier 1 Participant by the Committee.

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(mm)    “Tier 2 Participant” means a Participant who is a Senior Officer (other than a Senior Officer who has been designated as a Tier 1 Participant by the Committee).
(nn)    “Tier 3 Participant” means a Participant who is an Officer (other than a Senior Officer) holding the position of Vice President in charge of a function, business, business segment or business unit of the Company designated by the Committee.
(oo)    “Tier 4 Participant” means a Participant who is a Key Employee designated as a Tier 4 Participant by the Committee.
(pp)    “Voting Securities” means, with respect to any corporation or other business enterprise, those securities which under ordinary circumstances entitle the holder thereof to vote for the election of directors or others charged with comparable duties under applicable law.
ARTICLE III
PARTICIPATION
3.1    Participation. Subject to Section 3.2, a Participant in this Plan shall be an Eligible Employee who, prior to the Change of Control Effective Date:
(i)    is a (A) Tier 1 Participant, (B) Tier 2 Participant, (C) Tier 3 Participant, or (D) Tier 4 Participant; and
(ii)    timely executed and returned to the Committee (or its delegate) the Participation Agreement.
An Eligible Employee shall not be a Participant in this Plan if he or she fails to timely execute and return to the Committee (or its delegate) the Participation Agreement. For the avoidance of doubt, an individual who is not a Participant as of the individual’s Termination Date shall not be eligible for Severance Benefits under this Plan.
3.2    Change in Position and Cessation of Participant Status.
(a)    A Participant shall cease to be a Participant if
(i)    his or her Termination Date (A) does not occur during the Effective Period or (B) occurs during the Effective Period but for reasons other than those described in Section 4.2;
(ii)    he or she enters into an individual agreement with the Company providing for change‑of‑control benefits (other than one or more award agreements under one or more long-term incentive plans) after becoming a Participant, effective as the date of such individual agreement (and shall not be an Eligible Employee while such individual agreement is in effect); or
(iii)    he or she ceases to be an Eligible Employee prior to or after the Effective Period.
(b)    During the Effective Period, neither the Board nor the Committee may (i) amend or change the definition of a Tier 1 Participant, Tier 2 Participant, Tier 3 Participant or Tier 4

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Participant or take any other action that would reduce or eliminate the potential Severance Benefits of any Participant (including by removing or changing a Participant’s status as an Officer or Key Employee). Other than during the Effective Period, (i) the Committee shall have the discretion and ability to modify the Tier 1 Participant, Tier 2 Participant, Tier 3 Participant and Tier 4 Participant definitions, from time to time and at any time, including modifications to change positions or designate new positions, and (ii) the Board or Oceaneering or any Subsidiary shall have the discretion and ability to change, from time to time and at any time, an Employee’s job title or position, even if the change in clause (i) or (ii) above results in such individual ceasing to be a Senior Officer, an Officer or a Key Employee and, as a result, such individual ceases to be a Participant or decreases the Severance Benefits such individual may be eligible to receive under this Plan. In such event, the Committee (or its delete) shall notify the individual of the change and, in its discretion, may require the Participant to execute a new Participant Agreement (with such new Participation Agreement replacing and superseding the Participant’s prior Participation Agreements).
ARTICLE IV
SEVERANCE BENEFITS
4.1    General.
(a)    If a Participant’s employment is terminated as described in Section 4.2, such Participant shall be entitled to the Severance Benefits, subject to such Participant’s execution and timely delivery of an effective and unrevoked waiver and release of claims against the Company and other related parties (as designated by the Committee, from time to time), with such release to be in the form as determined by the Committee in its sole discretion. A Participant shall not be entitled to the Severance Benefits under any circumstance not described in Section 4.2 or if such Participant fails to sign and timely deliver an effective and unrevoked release of claims against the Company and such other related parties.
(b)    A Participant’s right to Severance Benefits shall be further conditioned upon his or her compliance with the provisions of the Participation Agreement signed by such Participant and delivered to the Company. In the event a Participant fails to comply with the provisions of his or her Participation Agreement, such Participant shall repay to the Company any payments received pursuant to Section 4.3, and no further benefits shall be payable under this Plan.
4.2    Termination without Cause or for Good Reason. During the Effective Period, if a Participant’s employment is terminated by the Company without Cause or by such Participant for Good Reason either (i) prior to the Change of Control Effective Date, unless it is reasonably demonstrated by the Company that such termination of such Participant’s employment (a) was not at the request of a third party who has taken steps reasonably calculated to effect the Change of Control and (b) otherwise did not arise in connection with or anticipation of the Change of Control or (ii) on or after the Change of Control Effective Date, and if (and only if) such Change of Control occurs, such Participant shall be entitled to the Severance Benefits, subject to the release requirement described in Section 4.1.
4.3    Severance Benefits. For purposes of this Plan, with respect to a Participant, “Severance Benefits” shall mean and include the following:
(a)    a lump‑sum cash payment in an amount equal to the sum of (i) the applicable Severance Multiple for such Participant multiplied by the sum of such Participant’s (A) Base Salary, plus (B) Target Bonus; plus (ii) the applicable COBRA Multiple for such Participant multiplied by the such Participant’s COBRA Premium (with total amount the “Severance Payment”); and

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(b)    if the Participant is a Tier 1 Participant, Tier 2 Participant or Tier 3 Participant, continued eligibility during such Participant’s Severance Period following the later of (x) such Participant’s Termination Date or (y) the date of the Change of Control giving rise to the payment of Severance Benefits (which results due to the Termination Date occurring during the Effective Period), for the Company’s medical, dental and vision benefit plans in which such Participant was entitled to participate immediately prior to the Participant’s Termination Date at no greater monthly premium cost to such Participant than was paid by such Participant immediately prior to his or her Termination Date; provided, however, that such Participant’s continued participation is possible under the general terms and provisions of such plans. Notwithstanding the foregoing, (1) to the extent the coverage described above cannot be provided under the Company’s benefit plans, or (2) if the Company’s obligations contemplated by clause (ii) of Section 4.3(a) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable), the Company shall discontinue such coverage, and, in either situation, during the Severance Period or remainder of the Severance Period, as applicable, the Participant shall be entitled to a monthly cash payment equal to the Company’s monthly portion of the premiums under such plans, determined as of the Termination Date. This Plan’s provision of continued participation in the Company’s medical, dental and vision plans is intended to satisfy the Company’s COBRA obligation, if any.
4.4    Payment Timing. The Severance Payment to a Participant shall be paid to such Participant on the 60th day following the later of such Participant’s Termination Date or the Change of Control Effective Date for the Change of Control giving rise to the payment of Severance Benefits to such Participant (which results due to the Termination Date occurring during the Effective Period), subject to the release requirement described in Section 4.1.
4.5    No Mitigation through Subsequent Employment. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking other employment, nor shall the amount of any payment provided for in this Plan be reduced by any compensation earned by a Participant as the result of employment by another Person after such Participant’s Termination Date.
4.6    Code Section 280G. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Code Section 280G(b)(2)) to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any reduction (if any) required under this Section 4.6 (the “Payment”), would be subject to the excise tax imposed by Code Section 4999, together with any interest or penalties imposed with respect to such excise tax (“Excise Tax”), then the Company shall automatically reduce (the “Reduction”) such Participant’s Payment to the minimum extent necessary to prevent the Payment (after the Reduction) from being subject to the Excise Tax, but only if, by reason of the Reduction, the after-tax benefit of the reduced Payment exceeds the after-tax benefit if such Reduction was not made. If the after-tax benefit of the reduced Payment does not exceed the after-tax benefit if the Payment is not reduced, then the Reduction shall not apply. If the Reduction is applicable, the Payment shall be reduced in such a manner that provides the applicable Participant with the best economic benefit and, to the extent any portions of the Payment are economically equivalent with each other, each shall be reduced pro rata. All determinations to be made under this Section 4.6 shall be made by an independent public accounting firm selected by Oceaneering and the fees and expenses of the accounting firm will be paid by Oceaneering. The accounting firm shall provide detailed supporting calculations both to Oceaneering and any applicable Participant. Absent manifest error, any determination by the accounting firm shall be binding upon Oceaneering and any applicable Participant. In any event, the Company shall have no tax

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gross-up obligation or liability with respect to payment of a Participant’s excise tax liabilities under Section 4999 of the Code.
ARTICLE V
RESTRICTIVE COVENANTS
5.1    Generally. A Participant’s right to Severance Benefits shall be further conditioned upon his or her compliance with the provisions of this Article V and the Participation Agreement signed by such Participant and delivered to the Company. In the event any Participant fails to comply with any of the provisions of this Article V or the Participation Agreement, such Participant shall repay to the Company any payments received pursuant to Section 4.3, and no further benefits shall be payable to such Participant under this Plan.
5.2    Definitions. As used in this Article V, the following terms shall have the following meanings:
(a)    “Business” means any business in which the Company is engaged or in which the Company has taken material steps to engage during the prior two years of such Participant’s employment.
(b)    “Competing Business” means any Person which, wholly or in any significant part, engages in any business competing with the Business in the Restricted Area.
(c)    “Governmental Authority” means any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or any statutory or regulatory body thereof.
(d)    “Legal Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.
(e)    “Prohibited Period” means, with respect to any Participant, the period during which such Participant is employed by the Company and extending until (i) 24 months for a Tier 1 Participant or a Tier 2 Participant, (ii) 18 months for a Tier 3 Participant, and (iii) 12 months for a Tier 4 Participant following such Participant’s Termination Date.
(f)    “Proprietary Information” includes all confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to the business of the Company, whether in written or electronic form of writings, correspondence, notes, drafts, records, maps, invoices, technical and business logs, policies, computer programs, disks or otherwise. Proprietary Information does not include information that is or becomes publicly known through lawful means.
(g)    “Restricted Area” means, with respect to any Participant, any state or, if outside the United States, any country or subdivision thereof in which the Company (i) is then currently engaged in the Business, (ii) has engaged in the Business during the prior two years of such Participant’s employment, or (iii) is actively pursuing business opportunities for the Business, and in each such case such Participant either (x) received Proprietary Information about the Company’s operations in such location or (y) worked in such location during the prior two years of such Participant’s employment.

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5.3    Confidential Treatment. Each Participant acknowledges and agrees that he or she has acquired, and will in the future acquire as a result of his or her employment by the Company or otherwise, Proprietary Information of the Company which is of a confidential or trade secret nature, and all of which has a great value to the Company and is a substantial basis and foundation upon which the Company’s business is predicated. Accordingly, other than in the legitimate performance of the Participant’s job duties, each Participant agrees:
(a)    to regard and preserve as confidential at all times all Proprietary Information;
(b)    to refrain from publishing or disclosing any part of the Proprietary Information and from using, copying or duplicating it in any way by any means whatsoever; and
(c)    not to use on such Participant’s own behalf or on behalf of any third party or to disclose the Proprietary Information to any person or entity without the prior written consent of Oceaneering.
5.4    Property of the Company. Each Participant acknowledges that all Proprietary Information and other property of the Company which such Participant accumulates during such Participant’s employment with the Company are the exclusive property of the Company. Upon the termination of a Participant’s employment with the Company, or at any time upon the Company’s request, such Participant shall surrender and deliver to the Company (and not keep, recreate or furnish to any third party) any and all work papers, reports, manuals, documents and the like (including all originals and copies thereof) in such Participant’s possession which contain Proprietary Information relating to the business, prospects or plans of the Company. Further, each Participant agrees to search for and delete all Company information, including Proprietary Information, from his or her computer, smartphone, tablet, or any other personal electronic storage devices, other than payroll information or other financial information that the Participant may need for his or her tax filings, and, upon request, certify to the Company that the Participant has completed this search and deletion process.
5.5    Cooperation. Each Participant agrees that, following any termination of his or her employment with the Company, such Participant will not disclose or cause to be disclosed any Proprietary Information, unless (in any such case) required by court order. Pursuant to the Defend Trade Secrets Act of 2016, no Participant shall be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any Proprietary Information that (i) is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company may seek the assistance, cooperation or testimony of the applicable Participant following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of such Participant and related to his or her employment by the Company, and in such instance, such Participant shall provide such assistance, cooperation or testimony and Oceaneering shall pay such Participant’s reasonable costs and expenses in connection therewith.
5.6    Non-Competition; Non-Solicitation.
(a)    Each Participant and Oceaneering agree to the non-competition and non-solicitation provisions of this Section 5.6: (i) in consideration for the Proprietary Information provided by the Company to such Participant; and (ii) to protect the Proprietary Information of the Company disclosed or entrusted to such Participant by the Company or created or developed by such Participant

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for the Company, the business goodwill of the Company developed through the efforts of such Participant and the business opportunities disclosed or entrusted to such Participant by the Company.
(b)    Subject to the exceptions set forth in Section 5.6(c), each Participant expressly covenants and agrees that, during the Prohibited Period applicable to such Participant: (i) such Participant will refrain from carrying on or engaging in, directly or indirectly, any Competing Business in the Restricted Area; and (ii) such Participant will not, directly or indirectly, own, manage, operate, join, become an employee, partner, owner or member of (or an independent contractor to), control or participate in or loan money to, sell or lease equipment to or sell or lease real property to any Person that engages in a Competing Business in the Restricted Area.
(c)    Notwithstanding the restrictions contained in Section 5.6(b), any Participant may own an aggregate of not more than 1% of the outstanding capital stock or other equity security of any class of any corporation or other entity engaged in a Competing Business, if such capital stock or other equity security is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of Section 5.6(b), provided that such Participant does not have the power, directly or indirectly, to control or direct the management or affairs of any such corporation or other entity and is not involved in the management of such corporation.
(d)    Each Participant further expressly covenants and agrees that, during the Prohibited Period applicable to such Participant, such Participant will not: (i) engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of the Company; or (ii) canvass, solicit, approach or entice away or cause to be canvassed, solicited, approached or enticed away from the Company any person who or which is or was a customer of the Company, during the prior two years of such Participant’s employment with the Company, and either (x) about which such Participant received Proprietary Information or (y) with which such Participant had contact or dealings on behalf of the Company.
(e)    Each Participant expressly recognizes that he or she is a key employee and an important member of the management or research and development team who will be provided with access to Proprietary Information and trade secrets as part of such Participant’s employment and that the restrictive covenants set forth in this Article V are reasonable and necessary in light of such Participant’s position and access to the Proprietary Information.
5.7    Non-Disparagement. Each Participant agrees that, following any termination of his or her employment with the Company, such Participant will not disparage, orally or in writing, the Company, the management of the Company, any product or service provided by the Company or the future prospects of the Company.
5.8    Relief. Each Participant and Oceaneering agree and acknowledge that the limitations as to time, geographical area and scope of activity to be restrained as set forth in this Article V are reasonable and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company. Each Participant and Oceaneering also acknowledge that money damages would not be sufficient remedy for any breach of this Article V by such Participant, and the Company shall be entitled to enforce the provisions of this Article V by terminating any Severance Payment then owing to such Participant under this Plan or otherwise and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article V but shall be in addition to all remedies available at law or in equity, including the recovery of damages from

Change of Control Plan    Page 11

a Participant and such Participant’s agents. However, if it is determined that such Participant has not committed a breach of this Article V, then the Company shall resume the payments and benefits due under this Plan and pay to such Participant all payments and benefits that had been suspended pending such determination.
5.9    Reasonableness; Enforcement. Each Participant acknowledges and agrees that the geographic scope and duration of the covenants contained in this Article V are fair and reasonable in light of: (a) the nature and wide geographic scope of the operations of the Business; (b) such Participant’s level of control over and contact with the Business in all jurisdictions in which it is conducted; (c) the fact that the Business is conducted throughout the Restricted Area; and (d) the amount of compensation and Proprietary Information that such Participant is receiving in connection with the performance of such Participant’s duties for the Company. It is the desire and intent of each Participant and Oceaneering that the provisions of this Article V be enforced to the fullest extent permitted under applicable Legal Requirements, whether now or hereafter in effect and, therefore, to the extent permitted by applicable Legal Requirements, such Participant and Oceaneering hereby waive the application of any provision of applicable Legal Requirements that would render any provision of this Article V invalid or unenforceable, in whole or in part.
5.10    Reformation. The Company and each Participant agree that the foregoing restrictions are reasonable under the circumstances and that any breach of the covenants contained in this Article V would cause irreparable injury to the Company. Each Participant expressly represents that enforcement of the restrictive covenants set forth in this Article V will not impose an undue hardship upon such Participant or any Person affiliated with such Participant. Further, each Participant acknowledges that such Participant’s skills are such that such Participant can be gainfully employed in non-competitive employment, and that the restrictive covenants will not prevent such Participant from earning a living. Nevertheless, if any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced.
5.11    Protected Disclosures. Notwithstanding any provision to the contrary in this Plan, nothing in this Plan prohibits any Participant from reporting possible violations of law or regulation to any governmental agency or entity, including the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Plan limits the Participant’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. Additionally, each Participant and Oceaneering acknowledge and agree that such Participant does not need the prior authorization of the Company to make any such reports or disclosures and such Participant is not required to notify the Company or any of its affiliates that such Participant has made such reports or disclosures.
ARTICLE VI
MISCELLANEOUS PROVISIONS
6.1    Notices. All notices and other communications pursuant to or in connection with this Plan shall be in writing and shall be deemed to have been given when delivered in person to the persons specified below or deposited in the United States mail, certified or registered mail, postage prepaid and addressed as follows: (a) if to the Company, at Oceaneering’s principal office address or such other address as Oceaneering may have designated by written notice for purposes hereof, directed to the attention of the Chair of the

Change of Control Plan    Page 12

Committee, in the care of Oceaneering’s Secretary, and (b) if to any Participant, at his or her residence address, as reflected in the records of the Company, or to such other address as he or she may have designated to Oceaneering in writing for purposes of this Plan.
6.2    Dispute Resolution.
(a)    Governing Law. This Plan shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Texas, without regard to any choice of law principles that would result in the application of the laws of another jurisdiction, except to the extent preempted by U.S. federal law.
(b)    Jurisdiction and Venue. If any dispute arises with respect to any action, suit or other legal proceeding pertaining to this Plan or to the interpretation of or enforcement of any Participant’s rights under this Plan, Oceaneering and such Participant: (i) agree that exclusive jurisdiction for any such suit, action or legal proceeding shall be in the federal or state courts situated in Houston, Harris County, Texas; (ii) each consent to the jurisdiction of each such court in any such suit, action or legal proceeding and will comply with all requirements necessary to give such court jurisdiction; (iii) each waive any objection to the laying of venue of any such suit, action or legal proceeding in any of such court; and (iv) each agree to waive all rights to a trial by jury.
6.3    Code Section 409A.
(a)    Interpretation. This Plan is intended to comply with or be exempt from the requirements of Code Section 409A and the regulations thereunder (“Section 409A”) and shall be construed and interpreted in accordance with such intent. To the extent any payment or benefit provided under this Plan is subject to Section 409A, such benefit shall be provided in a manner that complies with Section 409A, including any IRS guidance promulgated with respect to Section 409A.
(b)    Delay of Payment. To the extent required to comply with Section 409A (as determined by Oceaneering), if any Participant is a “specified employee,” as determined by Oceaneering, as of his or her date of termination, then all amounts due under this Plan that constitute a “deferral of compensation” within the meaning of Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A, and that would otherwise be paid or provided during the first six months following such Participant’s date of termination, shall be accumulated through and paid or provided on the first business day that is more than six months after such Participant’s date of termination (or, if such Participant dies during such six month period, within 90 days after such Participant’s death). Each payment under this Plan, including each payment in a series of installment payments, is intended to be a separate payment for purposes of Treasury Regulation § 1.409A-2(b).
(c)    Reimbursements and In-Kind Benefits. All reimbursements and in-kind benefits provided pursuant to this Plan shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv), such that any reimbursements or in-kind benefits will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, (i) the amounts reimbursed and in-kind benefits provided under this Plan, other than total reimbursements that are limited by a lifetime maximum under a group health plan, during a Participant’s taxable year may not affect the amounts reimbursed or in-kind benefits provided in any other taxable year, (ii) the reimbursement of an eligible expense shall be made on or before the last day of a Participant’s taxable year following the taxable year in which the expense was incurred, and (iii) the right to reimbursement or an in-kind benefit is not subject to liquidation or exchange for another benefit.

Change of Control Plan    Page 13

6.4    Clawback. This Plan and each Participation Agreement shall be subject to any clawback policy of the Company in effect from time to time prior to the Change of Control Effective Date.
6.5    Amendment or Termination. The Board or the Committee may amend (in whole or in part) or terminate this Plan and any Participation Agreement at any time; provided, however, that no effect shall be given to any action by the Board or Committee that amends or terminates this Plan or any Participation Agreement during the Effective Period to the extent such action would (but for this provision) reduce or terminate the potential Severance Benefits to a Participant. Notwithstanding the foregoing, no termination of this Plan shall reduce or terminate any Participant’s right to receive, or continue to receive, any payments and benefits that became payable in respect of a termination of such Participant’s employment that occurred prior to the date of such termination of this Plan.
6.6    Administration.
(a)    The Committee shall have full and final authority, subject to the express provisions of this Plan, with respect to designation of the Participants and administration of this Plan, including the authority to construe and interpret any provisions of this Plan and to take all other actions deemed necessary or advisable for the proper administration of this Plan, and such decisions shall be binding on all parties.
(b)    Oceaneering shall indemnify and hold harmless each member of the Committee and any other employee of the Company who acts at the direction of the Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member’s or employee’s own gross negligence or willful misconduct. Expenses against which such member or employee shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges incurred in connection with a claim asserted or a proceeding brought or settlement thereof.
6.7    Company Successors. This Plan shall be binding upon and inure to the benefit of Oceaneering, its successors and assigns (including, without limitation, any company into or with which Oceaneering may merge or consolidate).
6.8    No Assignment by Participants. A Participant’s right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation or a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 6.8, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. The benefits under this Plan shall inure to the benefit of and be enforceable by a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
6.9    Tax Withholding. The Company may withhold from any benefits payable under this Plan all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.
6.10    No Employment Rights Conferred. This Plan shall not be deemed to create a contract of employment between any Participant and the Company or any other Person. Nothing contained in this Plan

Change of Control Plan    Page 14

shall (a) confer upon any Participant any right with respect to continuation of employment with the Company or any other Person or (b) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant’s employment at any time.
6.11    Entire Plan. This Plan and the Participation Agreement contain the entire understanding of the Participants and the Company with respect to severance arrangements maintained on behalf of any of the Participants by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between any of the Participants and the Company with respect to the subject matter herein other than those expressly set forth herein and the Participation Agreement.
6.12    Prior Agreements. This Plan supersedes all prior agreements, programs and understandings (including all written and verbal agreements and understandings) between each Participant and the Company regarding the terms and conditions of each Participant’s employment and severance arrangements.
6.13    Severability. If any provision of this Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Plan shall not be affected thereby.
6.14    Headings. The titles and headings to Sections contained in this Plan are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan.
6.15    Construction. Whenever the context requires, the gender of all words used in this Plan includes the masculine, feminine and neuter and terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless otherwise specified, all references to Articles or Sections refer to articles or sections of this Plan. As used herein: (i) the word “includes” or “including” means “including, but not limited to,” unless the context otherwise requires; (ii) the words “shall” and “will” are used interchangeably and have the same meaning; (iii) the words “this Plan,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Plan shall refer to this Plan as a whole and not any particular Section in which such words appear; and (iv) the word “or” shall have the inclusive meaning represented by the phrase “and/or” unless the context requires otherwise. A defined term has its defined meaning throughout this Plan, regardless of whether it appears before or after the place where it is defined.

Change of Control Plan    Page 15

OCEANEERING INTERNATIONAL, INC.
CHANGE OF CONTROL PLAN
Participation Agreement
This Participation Agreement (this “Agreement”) is entered into by and between Oceaneering International, Inc., a Delaware corporation (“Oceaneering”), and the undersigned (the “Participant”), effective as of [•] (the “Participation Effective Date”), pursuant to the Oceaneering International, Inc. Change of Control Plan, effective as of [•], 2018, as it may be amended from time to time (the “Plan”), in accordance with the terms and conditions of the Plan. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.
In accordance with Section 3.1 of the Plan and subject to the timely execution and return of this Agreement to [Title or Name], as of the Participation Effective Date, the Participant is a Tier 1 Participant, Tier 2 Participant, Tier 3 Participant or Tier 4 Participant under the Plan (as notified by Oceaneering).
The Participant agrees that the terms and conditions of the Plan and this Agreement will govern the Participant’s eligibility for any Severance Benefits provided under the Plan, and the Participant further acknowledges and agrees that:

1.	The Participant has received a copy of the Plan and has read and understood all of the terms and condition of the Plan.

2.
Except as otherwise provided in the Plan, the Participant’s participation in the Plan may change or cease at any time by action of Oceaneering or as otherwise provided under the Plan’s terms and conditions (including, but not limited to, a change in the Participant’s employment position which may result in a change in the Severance Benefits the Participant may be eligible to receive under the Plan).

3.
The payment or receipt of any Severance Benefits is contingent upon, and subject to, the Participant’s execution and timely delivery to Oceaneering (or its designee) of an effective and unrevoked waiver and release (in the form provided by Oceaneering) of claims against Oceaneering and other related parties.

4.
In exchange for participation in the Plan and the potential payment or receipt of any Severance Benefits, the Participant is subject to, and will comply with, all of the restrictive covenants (the “Covenants”) set forth in Article V of the Plan, which are attached as Exhibit A to this Agreement. If the Committee (or its delegate) determines that the Participant has breached any of the Covenants, all remedies available under the Plan and by law shall be available to Oceaneering, which may include Participant’s forfeiture or reimbursement of all or a portion of the Severance Benefits subject to this Agreement.

The Plan and this Agreement are governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Texas, without regard to any choice of law principles that would result in the application of the laws of another jurisdiction, except to the extent preempted by U.S. federal law. If any dispute arises with respect to any action, suit or other legal proceeding pertaining to the Plan or to the interpretation of or enforcement of the Participant’s rights under the Plan, Oceaneering and the Participant:

Form of Participation Agreement    Page 1

(i)	agree that exclusive jurisdiction for any such suit, action or legal proceeding is the federal or state courts situated in Houston, Harris County, Texas;

(ii)	consent to the jurisdiction of each such court in any such suit, action or legal proceeding and will comply with all requirements necessary to give such court jurisdiction;

(iii)	waive any objection either may have to the laying of venue of any such suit, action or legal proceeding in any of such court; and

(iv)	waives all rights to a trial by jury.
Participation in the Plan and entering into this Agreement (x) do not create a contract of employment or provide for continuation of employment with Oceaneering or any of its subsidiaries or other affiliates, or (y) preclude the termination of the Participant’s employment at any time by Oceaneering or, if applicable, any of its subsidiaries or other affiliates.
The Participant agrees and acknowledges that this Agreement and the Plan contain the entire understanding of the Participant and the Company with respect to Severance Benefits provided under the Plan and that this Agreement supersedes and replaces any prior Participation Agreement (and any other prior or contemporaneous written or oral agreements or promises).
OCEANEERING INTERNATIONAL, INC.

By:
Name:
Title:

PARTICIPANT

Name:
Date:

Form of Participation Agreement    Page 2

EXHIBIT A
OCEANEERING INTERNATIONAL, INC.
CHANGE OF CONTROL PLAN
PARTICIPATION AGREEMENT
Article V Restrictive Covenants
“5.1    Generally. A Participant’s right to Severance Benefits shall be further conditioned upon his or her compliance with the provisions of this Article V and the Participation Agreement signed by such Participant and delivered to the Company. In the event any Participant fails to comply with any of the provisions of this Article V or the Participation Agreement, such Participant shall repay to the Company any payments received pursuant to Section 4.3, and no further benefits shall be payable to such Participant under this Plan.
5.2    Definitions. As used in this Article V, the following terms shall have the following meanings:
(a)    “Business” means any business in which the Company is engaged or in which the Company has taken material steps to engage during the prior two years of such Participant’s employment.
(b)    “Competing Business” means any Person which, wholly or in any significant part, engages in any business competing with the Business in the Restricted Area.
(c)    “Governmental Authority” means any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or any statutory or regulatory body thereof.
(d)    “Legal Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.
(e)    “Prohibited Period” means, with respect to any Participant, the period during which such Participant is employed by the Company and extending until (i) 24 months for a Tier 1 Participant or a Tier 2 Participant, (ii) 18 months for a Tier 3 Participant, and (iii) 12 months for a Tier 4 Participant following such Participant’s Termination Date.
(f)    “Proprietary Information” includes all confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to the business of the Company, whether in written or electronic form of writings, correspondence, notes, drafts, records, maps, invoices, technical and business logs, policies, computer programs, disks or otherwise. Proprietary Information does not include information that is or becomes publicly known through lawful means.
(g)    “Restricted Area” means, with respect to any Participant, any state or, if outside the United States, any country or subdivision thereof in which the Company (i) is then currently engaged in the Business, (ii) has engaged in the Business during the prior two years of such

Exhibit A to Form of Participation Agreement    Page 1

Participant’s employment, or (iii) is actively pursuing business opportunities for the Business, and in each such case such Participant either (x) received Proprietary Information about the Company’s operations in such location or (y) worked in such location during the prior two years of such Participant’s employment.
5.3    Confidential Treatment. Each Participant acknowledges and agrees that he or she has acquired, and will in the future acquire as a result of his or her employment by the Company or otherwise, Proprietary Information of the Company which is of a confidential or trade secret nature, and all of which has a great value to the Company and is a substantial basis and foundation upon which the Company’s business is predicated. Accordingly, other than in the legitimate performance of the Participant’s job duties, each Participant agrees:
(a)    to regard and preserve as confidential at all times all Proprietary Information;
(b)    to refrain from publishing or disclosing any part of the Proprietary Information and from using, copying or duplicating it in any way by any means whatsoever; and
(c)    not to use on such Participant’s own behalf or on behalf of any third party or to disclose the Proprietary Information to any person or entity without the prior written consent of Oceaneering.
5.4    Property of the Company. Each Participant acknowledges that all Proprietary Information and other property of the Company which such Participant accumulates during such Participant’s employment with the Company are the exclusive property of the Company. Upon the termination of a Participant’s employment with the Company, or at any time upon the Company’s request, such Participant shall surrender and deliver to the Company (and not keep, recreate or furnish to any third party) any and all work papers, reports, manuals, documents and the like (including all originals and copies thereof) in such Participant’s possession which contain Proprietary Information relating to the business, prospects or plans of the Company. Further, each Participant agrees to search for and delete all Company information, including Proprietary Information, from his or her computer, smartphone, tablet, or any other personal electronic storage devices, other than payroll information or other financial information that the Participant may need for his or her tax filings, and, upon request, certify to the Company that the Participant has completed this search and deletion process.
5.5    Cooperation. Each Participant agrees that, following any termination of his or her employment with the Company, such Participant will not disclose or cause to be disclosed any Proprietary Information, unless (in any such case) required by court order. Pursuant to the Defend Trade Secrets Act of 2016, no Participant shall be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any Proprietary Information that (i) is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company may seek the assistance, cooperation or testimony of the applicable Participant following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of such Participant and related to his or her employment by the Company, and in such instance, such Participant shall provide such assistance, cooperation or testimony and Oceaneering shall pay such Participant’s reasonable costs and expenses in connection therewith.

Exhibit A to Form of Participation Agreement    Page 2

5.6    Non-Competition; Non-Solicitation.
(a)    Each Participant and Oceaneering agree to the non-competition and non-solicitation provisions of this Section 5.6: (i) in consideration for the Proprietary Information provided by the Company to such Participant; and (ii) to protect the Proprietary Information of the Company disclosed or entrusted to such Participant by the Company or created or developed by such Participant for the Company, the business goodwill of the Company developed through the efforts of such Participant and the business opportunities disclosed or entrusted to such Participant by the Company.
(b)    Subject to the exceptions set forth in Section 5.6(c), each Participant expressly covenants and agrees that, during the Prohibited Period applicable to such Participant: (i) such Participant will refrain from carrying on or engaging in, directly or indirectly, any Competing Business in the Restricted Area; and (ii) such Participant will not, directly or indirectly, own, manage, operate, join, become an employee, partner, owner or member of (or an independent contractor to), control or participate in or loan money to, sell or lease equipment to or sell or lease real property to any Person that engages in a Competing Business in the Restricted Area.
(c)    Notwithstanding the restrictions contained in Section5.6(b), any Participant may own an aggregate of not more than 1% of the outstanding capital stock or other equity security of any class of any corporation or other entity engaged in a Competing Business, if such capital stock or other equity security is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of Section 5.6(b), provided that such Participant does not have the power, directly or indirectly, to control or direct the management or affairs of any such corporation or other entity and is not involved in the management of such corporation.
(d)    Each Participant further expressly covenants and agrees that, during the Prohibited Period applicable to such Participant, such Participant will not: (i) engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of the Company; or (ii) canvass, solicit, approach or entice away or cause to be canvassed, solicited, approached or enticed away from the Company any person who or which is or was a customer of the Company, during the prior two years of such Participant’s employment with the Company, and either (x) about which such Participant received Proprietary Information or (y) with which such Participant had contact or dealings on behalf of the Company.
(e)    Each Participant expressly recognizes that he or she is a key employee and an important member of the management or research and development team who will be provided with access to Proprietary Information and trade secrets as part of such Participant’s employment and that the restrictive covenants set forth in this Article V are reasonable and necessary in light of such Participant’s position and access to the Proprietary Information.
5.7    Non-Disparagement. Each Participant agrees that, following any termination of his or her employment with the Company, such Participant will not disparage, orally or in writing, the Company, the management of the Company, any product or service provided by the Company or the future prospects of the Company.
5.8    Relief. Each Participant and Oceaneering agree and acknowledge that the limitations as to time, geographical area and scope of activity to be restrained as set forth in this Article V are reasonable and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company. Each Participant and Oceaneering also acknowledge that money damages would not be sufficient

Exhibit A to Form of Participation Agreement    Page 3

remedy for any breach of this Article V by such Participant, and the Company shall be entitled to enforce the provisions of this Article V by terminating any Severance Payment then owing to such Participant under this Plan or otherwise and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article V but shall be in addition to all remedies available at law or in equity, including the recovery of damages from a Participant and such Participant’s agents. However, if it is determined that such Participant has not committed a breach of this Article V, then the Company shall resume the payments and benefits due under this Plan and pay to such Participant all payments and benefits that had been suspended pending such determination.
5.9    Reasonableness; Enforcement. Each Participant acknowledges and agrees that the geographic scope and duration of the covenants contained in this Article V are fair and reasonable in light of: (a) the nature and wide geographic scope of the operations of the Business; (b) such Participant’s level of control over and contact with the Business in all jurisdictions in which it is conducted; (c) the fact that the Business is conducted throughout the Restricted Area; and (d) the amount of compensation and Proprietary Information that such Participant is receiving in connection with the performance of such Participant’s duties for the Company. It is the desire and intent of each Participant and Oceaneering that the provisions of this Article V be enforced to the fullest extent permitted under applicable Legal Requirements, whether now or hereafter in effect and, therefore, to the extent permitted by applicable Legal Requirements, such Participant and Oceaneering hereby waive the application of any provision of applicable Legal Requirements that would render any provision of this Article V invalid or unenforceable, in whole or in part.
5.10    Reformation. The Company and each Participant agree that the foregoing restrictions are reasonable under the circumstances and that any breach of the covenants contained in this Article V would cause irreparable injury to the Company. Each Participant expressly represents that enforcement of the restrictive covenants set forth in this Article V will not impose an undue hardship upon such Participant or any Person affiliated with such Participant. Further, each Participant acknowledges that such Participant’s skills are such that such Participant can be gainfully employed in non-competitive employment, and that the restrictive covenants will not prevent such Participant from earning a living. Nevertheless, if any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced.
5.11    Protected Disclosures. Notwithstanding any provision to the contrary in this Plan, nothing in this Plan prohibits any Participant from reporting possible violations of law or regulation to any governmental agency or entity, including the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Plan limits the Participant’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. Additionally, each Participant and Oceaneering acknowledge and agree that such Participant does not need the prior authorization of the Company to make any such reports or disclosures and such Participant is not required to notify the Company or any of its affiliates that such Participant has made such reports or disclosures.”

Exhibit A to Form of Participation Agreement    Page 4